Thelen Reid & Priest                                             EXECUTION COPY
                                                               January 14, 2004



                            SHARE PURCHASE AGREEMENT








                                     BETWEEN





                            DISTINCTIVE DEVICES INC.
                                  AS PURCHASER



                                       AND


                            MEDIA HILL COMMUNICATION
                          BERATUNGS- UND VERTRIEBS GMBH
                                    AS SELLER





                                   DATED AS OF


                                JANUARY 14, 2004


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                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE I SALE AND PURCHASE OF SHARES.........................................1

     SECTION 1.1           SHARES TO BE SOLD AND PURCHASED....................1
     SECTION 1.2           PURCHASE PRICE.....................................2
     SECTION 1.3           ISSUANCE OF ADDITIONAL SHARES......................2

ARTICLE II CLOSING............................................................2


ARTICLE III REPRESENTATIONS AND WARRANTIES OF  THE Seller.....................3

     SECTION 3.1           CORPORATE EXISTENCE AND POWER......................3
     SECTION 3.2           STOCK OWNERSHIP....................................3
     SECTION 3.3           AUTHORITY RELATIVE TO THIS AGREEMENT...............4
     SECTION 3.4           NO CONFLICTS; CONSENTS.............................4
     SECTION 3.5           CHARTER DOCUMENTS AND CORPORATE RECORDS............4
     SECTION 3.6           LEGAL STRUCTURE OF THE COMPANY.....................5
     SECTION 3.7           RELATIONS WITH AFFILIATED COMPANIES AND WITH
                                CLOSELY ASSOCIATED PERSONS....................6
     SECTION 3.8           BUSINESS OPERATIONS AND BUSINESS ASSETS............6
     SECTION 3.9           FINANCIAL INFORMATION..............................7
     SECTION 3.10          ABSENCE OF CERTAIN CHANGES.........................7
     SECTION 3.11          INTANGIBLE PROPERTY................................9
     SECTION 3.12          PROPERTIES; TITLE..................................9
     SECTION 3.13          CUSTOMERS AND SUPPLIERS...........................10
     SECTION 3.14          LABOR LAW STATUS OF THE COMPANIES.................10
     SECTION 3.15          CONTRACTS.........................................11
     SECTION 3.16          CLAIMS AND PROCEEDINGS............................12
     SECTION 3.17          PERMITS...........................................12
     SECTION 3.18          TAX STATUS OF THE COMPANIES.......................13
     SECTION 3.19          INSURANCE.........................................13
     SECTION 3.20          COMPLIANCE WITH LAWS..............................14
     SECTION 3.21          POTENTIAL CONFLICTS OF INTEREST...................14
     SECTION 3.22          INVESTMENT REPRESENTATION.........................15
     SECTION 3.23          FINDERS' FEES.....................................15
     SECTION 3.24          DISCLOSURE........................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................15

     SECTION 4.1           ORGANIZATION, QUALIFICATION.......................15
     SECTION 4.2           SUBSIDIARIES......................................16
     SECTION 4.3           CAPITALIZATION....................................16
     SECTION 4.4           AUTHORITY RELATIVE TO THIS AGREEMENT..............16
     SECTION 4.5           NO CONFLICTS; CONSENTS............................17
     SECTION 4.6           CHARTER DOCUMENTS AND CORPORATE RECORDS...........17
     SECTION 4.7           FINANCIAL INFORMATION.............................17

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     SECTION 4.8           ABSENCE OF CERTAIN CHANGES........................17
     SECTION 4.9           SEC REPORTS.......................................18
     SECTION 4.10          TAXES.............................................18
     SECTION 4.11          LITIGATION........................................19
     SECTION 4.12          CONSENTS..........................................19
     SECTION 4.13          COMPLIANCE........................................19
     SECTION 4.14          INTELLECTUAL PROPERTY.............................19
     SECTION 4.15          NO UNDISCLOSED LIABILITIES; ETC...................20
     SECTION 4.16          COMPLIANCE WITH LAWS..............................20
     SECTION 4.17          TITLE TO PROPERTIES; ENCUMBRANCES.................20
     SECTION 4.18          FINDERS' FEES.....................................21
     SECTION 4.19          DISCLOSURE........................................21

ARTICLE V COVENANTS OF THE PARTIES...........................................21

     SECTION 5.1           CONDUCT OF BUSINESS...............................21
     SECTION 5.2           CORPORATE EXAMINATIONS AND INVESTIGATIONS.........23
     SECTION 5.3           PROPRIETARY INFORMATION; CONFIDENTIAL RECORDS,
                                INTELLECTUAL PROPERTY RIGHTS.................24
     SECTION 5.4           NOTICES OF CERTAIN EVENTS.........................25
     SECTION 5.5           PUBLIC ANNOUNCEMENTS..............................25
     SECTION 5.6           EXPENSES..........................................26
     SECTION 5.7           FURTHER ASSURANCES................................26
     SECTION 5.8           CONSENTS, FILINGS AND AUTHORIZATIONS; EFFORTS
                                TO CONSUMMATE................................26
     SECTION 5.9           DISCLOSURE SUPPLEMENTS............................26

ARTICLE VI COVENANTS OF THE PURCHASER........................................27

     SECTION 6.1           BOARD OF DIRECTORS................................27
     SECTION 6.2           KLIMEK EMPLOYMENT AGREEMENT.......................27

ARTICLE VII COVENANTS OF THE SELLER..........................................27

     SECTION 7.1           NON-COMPETITION...................................27
     SECTION 7.2           NON-SOLICITATION..................................27

ARTICLE VIII CONDITIONS TO CLOSING...........................................28

     SECTION 8.1           CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES......28
     SECTION 8.2           CONDITIONS TO THE OBLIGATIONS OF THE SELLER.......29
     SECTION 8.3           CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER....30

ARTICLE IX TERMINATION.......................................................32

     SECTION 9.1           TERMINATION.......................................32
     SECTION 9.2           EFFECT OF TERMINATION; RIGHT TO PROCEED...........33

ARTICLE X INDEMNIFICATION....................................................33

     SECTION 10.1          SURVIVAL OF REPRESENTATIONS AND WARRANTIES........33
     SECTION 10.2          OBLIGATION OF THE WARRANTOR TO INDEMNIFY..........34
                           ----------------------------------------
     SECTION 10.3          OBLIGATION OF THE PURCHASER TO INDEMNIFY..........34

     SECTION 10.4          NOTICE AND OPPORTUNITY TO DEFEND THIRD
                                PARTY CLAIMS.................................35
     SECTION 10.5          LIMITATION ON INDEMNIFICATION; PAYMENT OF
                                INDEMNIFICATION AMOUNTS......................35
     SECTION 10.6          LIMITATION ON INDEMNIFICATION.....................36

ARTICLE XI MISCELLANEOUS.....................................................36

     SECTION 11.1          NOTICES...........................................36
     SECTION 11.2          WAIVERS...........................................37
     SECTION 11.3          INTERPRETATION....................................38
     SECTION 11.4          APPLICABLE LAW....................................38
     SECTION 11.5          ASSIGNMENT........................................38
     SECTION 11.6          NO THIRD PARTY BENEFICIARIES......................38
     SECTION 11.7          ENFORCEMENT OF THE AGREEMENT......................38
     SECTION 11.8          SEVERABILITY......................................38
     SECTION 11.9          REMEDIES CUMULATIVE...............................39
     SECTION 11.10         ENTIRE UNDERSTANDING..............................39
     SECTION 11.11         WAIVER OF JURY TRIAL..............................39
     SECTION 11.12         CONSENT TO JURISDICTION AND SERVICE OF PROCESS....39
     SECTION 11.13         COUNTERPARTS......................................39

ARTICLE XII DEFINITIONS......................................................40

     SECTION 12.1          DEFINITIONS.......................................40

                                    EXHIBITS

EXHIBIT A - Registration Rights Agreement

EXHIBIT B - Non-Competition Agreement

EXHIBIT C - Opinion of the Purchaser's Counsel

EXHIBIT D - Statement of Seller's Counsel regarding Vogt settlement

EXHIBIT E - Vogt Settlement Agreement

EXHIBIT F - Opinion of the Company's Counsel

EXHIBIT G - Pledge Agreement

EXHIBIT H - Klimek Employment Agreement

                                   SCHEDULES(1)

1.3               Lloyds Indebtedness

3.2               Stock liens, options, rights, claims and restrictions

3.7               Contracts with affiliated companies

3.8(A)            Fixed Assets

3.10              Changes to Balance Sheet

3.11              Intellectual Property

3.12(A)           Real Property Leases

3.12(C)           Tangible Personal Property

3.13              Customers and Suppliers

3.14(A)           Managing Directors and Employees

3.14(D)           Advisors and Freelancers

3.14(F)           Pension Commitments

3.15              Contracts

3.16              Claims

3.17              Permits

3.19              Insurance Policies

4.2               Subsidiaries of Purchaser

4.3               Warrants of Purchaser

4.8               Absence of Changes

4.11              Purchaser Litigation

1 To the best Knowledge of the Seller, the Schedules are correct and complete. Further reference is made to the due diligence documentation located at the premises of the Company at Steinmetzstrasse 7, 23556 Lubeck.

         This Share Purchase Agreement (the "Agreement"), dated as of January 14, 2004, is entered into between DISTINCTIVE DEVICES, INC., a Delaware corporation (the "Purchaser"), and MEDIA HILL COMMUNICATION BERATUNGS- UND VERTRIEBS GMBH, a German corporation (the "Seller").

                                 R E C I T A L S

         WHEREAS, the Seller is the sole shareholder of galaxis technology ag, a German stock corporation (the "Company"), registered with the commercial register (the "Commercial Register") of the Local Court in Lubeck with the registration number HRB 4762, owning 50,000 shares of common stock with a par value of Euro 1.00, of which one global share ("Globalurkunde") (the "Company Share") of the Company, in an amount of Euro 50,000, is issued and outstanding.

         WHEREAS, the Company owns 100% of the outstanding equity interests in Omniscience Multimedia Lab GmbH, a limited liability company organized under the laws of Germany, and Convergence GmbH, a limited liability company organized under the laws of Germany (collectively, the "Subsidiaries").

         WHEREAS, the Company is primarily engaged in the business of developing and marketing digital television software and set-top box technology (the "Business").

         WHEREAS, subject to the terms and conditions herein, the Seller desires to sell and transfer the Company Share to the Purchaser, and the Purchaser desires to purchase and acquire the Company Share from the Seller, for the consideration herein.

         WHEREAS, in furtherance of the consummation of the acquisition (the "Acquisition"), the parties hereto desire to enter into this Agreement (certain capitalized terms used herein have the respective meanings set forth in Article XII hereof).

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I
                           SALE AND PURCHASE OF SHARES

         SECTION 1.1 SHARES TO BE SOLD AND PURCHASED. Subject to the provisions of this Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing (as defined in Article II hereof), the Seller agrees to sell and deliver the Company Share to the Purchaser, and the Purchaser agrees to purchase the Company Share from the Seller, for the consideration set forth herein.

         SECTION 1.2 PURCHASE PRICE.

         (a) Share Issuance. In consideration of the sale, transfer and delivery of the Company Share, the Purchaser agrees to issue and allot to the Seller 6,400,000 shares (the "Acquisition Shares") of Common Stock, $.001 par value, of the Purchaser.

         (b) Company Note. Furthermore, the Purchaser shall contribute $1,000,000 to the capital of the Company through a forgiveness of the Promissory Note (the "Company Note") issued by the Company to the Purchaser in the principal amount of US$1,000,000, according to the terms and conditions of the letter of intent signed on October 7, 2003.

         (c) Capital Contribution. On Closing Date, the Purchaser shall contribute US$1,000,000 to the capital of the Company. No later than thirty (30) days after the Closing Date, the Purchaser shall make an additional capital contribution of US$1,000,000.

         SECTION 1.3 Issuance of Additional Shares.

         (a) Pledged Shares. The Purchaser shall issue 3,000,000 shares of its Common Stock (the "Pledged Shares") for the benefit of the Company, that the Company shall pledge to Lloyds TSB Bank plc ("Lloyds Bank") under a Pledge Agreement in the form attached hereto as Exhibit G. Pursuant to the Pledge Agreement between the Company and Lloyds Bank dated as of January 14, 2004, when the Companies' outstanding indebtedness to Lloyds Bank has been fully paid and discharged according to Section 1.3(b) of this Agreement, Lloyds Bank is to immediately release the Pledged Shares of any lien or security interest created pursuant to the Pledge Agreement and release it of all claims Lloyds Bank may have there under. The Company will immediately after the release transfer the Pledged Shares back to the Purchaser.

         (b) Registered Shares. The Purchaser agrees to file a registration statement with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the sale of 3,000,000 shares or such other number of shares as the Purchaser determines would fulfill its obligation under this Section 1.3(b) (the "Registered Shares") of the Purchaser's Common Stock. The Purchaser shall file such registration statement on or before December 31, 2004 (subject to the right to extend the filing for up to six (6) months, with the prior written consent of Lloyds Bank, should the Purchaser determine, in its good faith judgment, that the then prevailing market conditions are not conducive to the offering), and use its best efforts to cause the registration statement to be declared effective. The Company shall apply the net proceeds from the sale of the Registered Shares to fully satisfy the Companies' outstanding indebtedness as set forth in Schedule 1.3 to Lloyds Bank. In the event that the net proceeds from the sale of the Registered Shares exceeds the Companies' outstanding indebtedness, the excess shall be paid to the Seller.

                                   ARTICLE II
                                     CLOSING

         Subject to the terms and conditions of this Agreement, the sale and purchase of the Company Share contemplated hereby, the signing of the Agreement

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and the closing of the Acquisition (the "Closing") shall take place simultaneously at the offices of Thelen Reid & Priest LLP, 875 Third Avenue, New York, New York, USA, and the offices of Martin Gollasch, Notary (Rechtsanwalt und Notar), Hansestrasse 14, 23558 Lubeck, Germany, at 10:00 a.m. New York local time, within three (3) Business Days after all conditions precedent to Closing hereunder shall have been satisfied, or at such other time or place as the parties hereto shall agree. The date of the Closing is hereinafter called the "Closing Date." The Purchaser and the Seller hereby agree to deliver at the Closing such documents, certificates of officers and such other instruments as are specified in Article VIII hereof and as reasonably may be required to effect the sale by the Seller of the Company Share pursuant to and as contemplated by this Agreement and to consummate the Acquisition.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE SELLER

         As an inducement to the Purchaser to enter into this Agreement and to consummate the Acquisition, the Seller represents and warrants to the Purchaser, as of the Closing Date, that:

         SECTION 3.1 CORPORATE EXISTENCE AND POWER. The Company and its Subsidiaries (together, the "Companies") and the Seller each is duly organized and validly existing under the laws of the Federal Republic of Germany, and has all requisite powers and all material Companies' Permits (as defined herein) required to own, lease and operate its respective properties and to conduct its respective business as conducted. Each of the Companies is duly qualified to do business in Germany and in such other jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, require such qualification.

         SECTION 3.2 STOCK OWNERSHIP.

         (a) The Seller is the direct registered and beneficial owner of all of the outstanding shares of capital stock of the Company, comprised of the Company Share. Except as set forth in Schedule 3.2, the Seller's ownership of the Company Share is free and clear of all Liens, options, rights, claims and restrictions of any kind or nature.

         (b) As of the date hereof, the Company is the legal and beneficial owner of Omniscience Multimedia Lab GmbH, a limited liability company organized under the laws of the Federal Republic of Germany, and of Convergence GmbH, a limited liability company organized under the laws of the Federal Republic of Germany. Except as set forth on Schedule 3.2, the Company's ownership of the Subsidiaries is free and clear of all Liens, options, rights, claims and restrictions of any kind or nature. Neither the Company (except for its interest in the Subsidiaries) nor does either Subsidiary own or beneficially own any capital stock or equity interest or investment in any corporation, partnership, limited liability company, association or other business entity.

         (c) Except as set forth on Schedule 3.2, there are no outstanding options, warrants, purchase rights, subscription rights, obligations, conversion rights, exchange rights or other contracts or commitments that could require or allow any of the Companies to sell, exchange, issue or purchase any shares of its respective capital stock, or require or allow either Subsidiary to sell, transfer or otherwise dispose any shares of its capital stock or require or allow the Seller to sell, transfer or otherwise dispose of the Company Share other than pursuant to this Agreement.

         SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. The Seller has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document (as defined herein) to which it is a party and to consummate the Acquisition. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Seller of the Acquisition have been duly and validly authorized by the supervisory board and the shareholders of the Seller, and no other proceedings on the part of the Seller or any of the Companies (or any other Person excluding the Purchaser) are necessary to authorize the execution and delivery by the Seller of this Agreement or any other Transaction Documents to which it is a party or the consummation of the Acquisition. This Agreement and the other Transaction Documents to which the Seller is a party have been duly and validly executed and delivered by the Seller and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of the Seller, enforceable against it in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws (as defined herein) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (whether at law or in equity).

         SECTION 3.4 NO CONFLICTS; CONSENTS. Neither the execution, delivery or performance by the Seller of this Agreement and each other Transaction Document to which it is a party, nor the consummation of the Acquisition (i) violates any provisions of the charter documents of the Seller or any of the Companies; (ii) requires the Seller or any of the Companies to obtain any consent, approval, Companies' Permit (as defined herein) or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body (as defined herein) or any other Person; (iii) violates, conflicts with or results in a breach or default under (after the giving of notice or the passage of time or both), or permits the termination of, any Contract (as defined herein) of the Seller or any of the Companies to which the Seller or any of the Companies is a party or by which their respective assets may be bound or subject, or results in the creation of any Lien upon any of the Company Share other than to Lloyds Bank;
(iv) violates any Law or Order (as defined herein) of any Governmental Body against, or binding upon the Seller or any of the Companies; or (v) violates or results in the revocation or suspension of any Permit.

         SECTION 3.5 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Seller and each of the Companies have heretofore delivered to the Purchaser the most recent certified copies of their respective charter documents and excerpts from the respective Commercial Register (the "Commercial Register Excerpts"). All financial, business and accounting books, minutes of shareholder and board meetings, accounts and other records relating to the Business (as defined herein) as conducted as of the date hereof and the Company Share have been accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

         SECTION 3.6 LEGAL STRUCTURE OF THE COMPANY.

         (a) The Company is a German stock corporation ("Aktiengesellschaft") duly incorporated pursuant to the laws of the Federal Republic of Germany and validly existing under its articles of association ("Gesellschaftervertrag").

         (b) The authorized share capital ("Grundkapital") of the Company amounts to Euro 50,000.00 and consists of 50,000 shares of common stock with a par value of Euro 1.00 each, of which one global share ("Globalurkunde") in the amount of Euro 50,000 is issued and outstanding.

         (c) No shareholders' resolutions have been passed to modify the articles of association that are registered with the commercial register, nor do ancillary agreements exist in relation to the structure and organization of the Company.

         (d) The information in the recitals relating to the Company and the Company Share is complete and correct. Since formation of the Company, the Company Share has been held by the Seller, as described in the Recitals of this Agreement.

         (e) Other than those shares set forth in Subsection (b) above, no other shares exist or are authorized in the Company. Except as listed in Schedule 3.2, the Company Share set forth in Subsection (b) is free of all and any encumbrances and other rights created in favor of any third party. When conveyed to the Purchaser at Closing in accordance with this Agreement, the Purchaser will acquire good and valid title to the Company Share, subject to a pledge to Lloyd's Bank pertaining to sixty (60%) per cent of the Company Share.

         (f) The Company's minute books that have been provided to the Purchaser are true and correct, and contain all the records of the proceedings of the Company's supervisory directors and sole shareholder. The books and records of the Company are being maintained in material compliance with applicable legal and accounting requirements.

         (g) Except as set forth in Schedule 3.6(g), neither the Seller nor the Companies ("verbundene Unternehmen") within the meaning of section 15 German Stock Corporation Act ("Aktiengesetz") nor persons closely associated with the Seller or the Companies ("nahestehende Personen") have granted security of any kind to third parties for liabilities of the Seller or the Companies.

         (h) To the Knowledge of the Seller, insolvency proceedings have neither ever been initiated against any of the Companies and the Seller does not have Knowledge of any circumstances that would justify or require such proceedings being initiated against any of the Companies at the date of this Agreement. To the Knowledge of the Seller, none of the Companies is "insolvent," as such term is defined in ss.ss. 17, 18, 19 InsO and is required to apply for insolvency proceedings according to ss.ss. 13 ff InsO.

         SECTION 3.7 RELATIONS WITH AFFILIATED COMPANIES AND WITH CLOSELY ASSOCIATED PERSONS. Other than those set forth in Schedule 3.7 hereto, no agreements exist between the Companies on the one hand and the Seller within the meaning of section 15 German Stock Corporation Act ("Aktiengesetz") and/or persons closely associated with the Seller ("nahestehende Personen") on the other. No liabilities or obligations, in particular loan liabilities, to the Seller and/or persons closely related to the Seller exist under such agreements.

         SECTION 3.8 BUSINESS OPERATIONS AND BUSINESS ASSETS.

         (a) Schedule 3.8(a) hereto sets forth a correct and complete list all of material fixed assets (the "Fixed Assets") used by the Companies in their respective business operations. The Companies are the legal and beneficial owners of all the scheduled Fixed Assets, free of Liens and of other rights created in favor of any third party other than the Liens set forth on Schedule 3.8(a) or otherwise in favor of Lloyds Bank. The Fixed Assets are in good working and operating condition and repair, except for normal wear and tear, and are sufficient for operation of the Business as conducted. Since the Companies Interim Statements' Date (as defined herein), none of the Fixed Assets has been
(i) materially and adversely affected in any way as a result of any casualty, whether or not covered by insurance, or (ii) operated or maintained other than in a manner consistent with the Companies' past practices.

         (b) The Companies are the legal and beneficial owners of all current assets shown on the Companies' Latest Balance Sheet (as defined herein) other than those current assets purchased or sold in the ordinary course of business since the Companies' Latest Balance Sheet Date (as defined herein). Such assets are free of Liens and of other rights created in favor of any third party, other than statutory Liens and retention of title arrangements made in the ordinary course of business in relation to liabilities reported in the Companies' Latest Balance Sheet and the Liens set forth on Schedule 3.8(a). The inventory of the Companies, in particular stock of products and merchandise, does not include any material items that are below standard quality or of the quality or a quantity not usable or saleable in the ordinary course of business. The inventory levels of the Companies have been maintained in such amounts as are required for their operation of business in the ordinary course.

         (c) Schedule 3.8(c) hereto sets forth a complete and correct list of the work-in-process and accounts receivable (the "Accounts Receivable") of the Companies as set forth on the Companies' Latest Balance Sheet or which have arisen subsequent to the Companies' Latest Balance Sheet Date. All Accounts Receivable, either shown on such Balance Sheet or which have arisen subsequent to such Balance Sheet Date represent sales made in the ordinary course of business, are current and are not subject to any claims, offsets, rebates, concessions, discounts, allowances or adjustments.

         (d) All of the accounts payable of the Companies reflect actual transactions and have been incurred by the Companies in the ordinary course of the conduct of their respective Businesses. The Company has entered into a Settlement Agreement with Vogt AG to settle a (euro)21.8 million payment dispute for approximately (euro)9.8 million, of which the Company paid (euro)1.0 million and is to pay the balance in accordance with the Settlement Agreement attached hereto as Exhibit E.

         SECTION 3.9 FINANCIAL INFORMATION. The Seller has previously furnished to the Purchaser true and complete copies of (i) the Companies' audited consolidated financial statements at and for the years ended December 31, 2000, December 31, 2001 and December 31, 2002 (the "Companies' Annual Statements") which included the financial information for its Subsidiaries, (ii) the Companies' unaudited consolidated financial statements at and for the nine months ended September 30, 2003 (the "Companies' Interim Statements," and together with the Companies' Annual Statements, the "Companies' Financial Statements"), and (iii) all management letters, audit letters and attorney audit response letters issued in connection the Companies' Annual Statements. The Companies' Annual Statements have been prepared in accordance with GAAP and the German Commercial Code (`Handelsgesetzbuch") consistently applied as set forth in the notes thereto and were audited by the Companies' independent accountants. Each of the Companies' Financial Statements presents fairly the financial position of the Companies, as of its date, and their earnings and cash flows for the periods then ended. Each balance sheet contained in the Companies' Financial Statements fully sets forth all assets and liabilities, including all accrued liabilities and deferred revenues, of the Companies existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein sets forth the items of income and expense of the Companies, as applicable, which should appear therein under GAAP. The Companies' Interim Statements, including the September 30, 2003 balance sheet (the "Companies' Latest Balance Sheet"), have been prepared in a manner consistent with the Companies' past practices (as converted to GAAP) and present fairly the financial position of the Companies as of their dates and results of operations for the respective periods then ended, subject to normal recurring year-end adjustments.

         SECTION 3.10 ABSENCE OF CERTAIN CHANGES.

         (a) Since September 30, 2003 (the "Companies' Interim Statements Date") and through the date hereof, except as set forth in or contemplated by this Agreement or disclosed on Schedule 3.10 or any other Schedule hereto, each of the Companies has conducted its respective Business in the ordinary course and consistent with past practices, and there has not been:

              (i) any Material Adverse Change (as defined herein) with respect to any of the Companies, or the capital stock, financial condition or the results of operations of any of the Companies taken as a whole (collectively, the "Condition of the Business");

              (ii) any Material Adverse Change affecting the Condition of the Business with respect to damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking;

              (iii) any Material Adverse Change with respect to any method of accounting or accounting practice by the Companies, except as required hereunder to conform the Companies' Financial Statements to GAAP;

              (iv) any Material Adverse Change other than in the ordinary course of business with respect to employees of any of the Companies whose base salary is less than Euro 70,000, any increase in the rate of compensation payable or to become payable to any officer, shareholder, director, consultant, agent, sales representative or full-time employee of any of the Companies, or any material alteration in the benefits payable to any thereof;

              (v) any Material Adverse Change in the relationships of any of the Companies with its respective Major Customers or Major Suppliers (as defined herein) which has had a Material Adverse Effect (as defined herein);

              (vi) except for any changes made in the ordinary course of business, any Material Adverse Change in any of the Companies' business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies with Material Adverse Effect;

              (vii) except in the ordinary course of business, any Material Adverse Change with respect to any payment, directly or indirectly, of any Liability before it became due in accordance with its terms;

              (viii) except in the ordinary course of business, any Material Adverse Change with respect to any modification, termination, amendment or other alteration or change in the terms or provisions of any Material Contract of the Companies;

              (ix) any Material Adverse Change with respect to any Liens imposed upon any of the assets, tangible or intangible, of the Companies;

              (x) any Material Adverse Change with respect to any capital investments in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans or acquisitions);

              (xi) any Material Adverse Change with respect to any note, bond or other debt security issued, incurred or assumed, or guarantee of any indebtedness for borrowed money;

              (xii) any Material Adverse Change with respect to any license, sublicense, sale or pledge of any rights granted under or with respect to any Intellectual Property (as defined herein);

              (xiii) any Material Adverse Change with respect to any newly written employment contract or collective bargaining agreement; or

              (xiv) any Material Adverse Change with respect to any agreement or commitment to do or perform any of the above.

         (b) Neither the Company nor its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which in the ordinary course of business individually or in the aggregate could be expected to have a Material Adverse Effect except (i) as set forth on or reflected in the Companies' Latest Balance Sheet or (ii) liabilities and obligations incurred since September 30, 2003 in the ordinary and usual course of its business consistent with past practice, which individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 3.11 INTANGIBLE PROPERTY.

         (a) Schedule 3.11 hereto sets forth a correct and complete list of all trademarks, registered copyrights, service marks or trade names, patents (and all applications for any of the foregoing), shown by jurisdiction, and all other intangible assets, know-how, properties and rights owned or used by the Companies, and there are no other trademarks, copyrights, service marks, trade names or other intangible assets, properties or rights that are material to the Companies (the "Intellectual Property"). Except as disclosed on Schedule 3.11 hereto:

              (i) to the Knowledge of the Seller, the Companies own all right, title and interest in and to the Intellectual Property listed on Schedule 3.11 as owned by any of them, and there are no agreements, licenses or grants entitling any Person other than the Purchaser to any interest in the Intellectual Property;

              (ii) to the Knowledge of the Seller, the Intellectual Property does not infringe on or conflict with the rights or intellectual property of third parties, and the Companies have not received any notice contesting the Companies' right to use any such Intellectual Property;

              (iii) to the Knowledge of the Seller, the Intellectual Property is not the subject of any pending or threatening litigation or Claim of infringement; and

              (iv) to the Knowledge of the Seller, no license or royalty agreement to which the Companies are a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened.

         (b) Each of the Companies has at all times taken all reasonable efforts to protect all trade secrets related to its Intellectual Property, including, but not limited to, obtaining confidentiality agreements from its employees and consultants.

         SECTION 3.12 PROPERTIES; TITLE.

         (a) Schedule 3.12(a) hereto sets forth a correct and complete list and general description of all real property and buildings and structures leased by the Companies. The Companies do not own any real property. True and correct copies of leases (the "Real Property Leases") relating to the real property used by the Companies (the "Premises") have been delivered to the Purchaser. The Real Property Leases are in full force and effect and neither the Companies as tenants nor the landlords thereof are in default there under. The Premises have no material structural or other material defects Known to the Seller that could materially affect the operation of the Business, and are suitable for the purposes for which they are currently used. No Person, other than the Companies, has any right to occupy the Premises.

         (b) The Companies have not subleased, and no third party is in possession of, any of the Premises. There are no contracts or agreements, granting to any third party the right of use or occupancy of any portion of the Premises set forth in Schedule 3.12(a) hereto.

         (c) Schedule 3.12(c) hereto sets forth a correct and complete list and general description of all tangible personal property leased by the Companies.

         SECTION 3.13 CUSTOMERS AND SUPPLIERS.

         (a) Schedule 3.13 hereto lists, by Euro volume paid for the nine months ended September 30, 2003, the five (5) largest customers of the Companies (collectively, the "Major Customers") and the five (5) largest suppliers of the Companies (collectively, the "Major Suppliers"). The relationships of each of the Companies with their customers are on an arm's length basis, and (i) all amounts owing from such customers, if not in dispute, have been paid or are expected to be paid in accordance with their respective terms, (ii) none of the Major Customers within the last twelve months has threatened in writing to cancel, or otherwise terminate, the relationship of such Person with the Companies, and (iii) none of the Major Customers during the last twelve months has decreased materially or, to the Knowledge of the Seller, threatened to decrease or limit materially its relationship with the Companies to decrease or limit materially its purchases from the Companies.

         (b) Except as set forth in Schedule 3.13 the relationships of the Companies with the Major Suppliers are reasonable commercial working relationships and (i) all amounts owing to such suppliers, if not in dispute, have been or are expected to be paid in accordance with their respective terms,
(ii) none of the Major Suppliers within the last twelve months has threatened in writing to cancel, or otherwise terminate, the relationship of such Major Supplier with the Companies, and (iii) none of the Major Suppliers during the last twelve months has decreased materially or, to the Knowledge of the Seller, threatened to decrease or limit materially its relationship with them or to decrease or limit materially its supplies to the Companies.

         SECTION 3.14 LABOR LAW STATUS OF THE COMPANIES.

         (a) Schedule 3.14(a) hereto contains a complete and correct list of all supervisory and managing directors and employees of the Companies which are paid an annual salary in excess of Euro 70,000, in each case stating (i) the remaining term or the notice period for termination of the service or employment agreement as well as the applicable dismissal protection provisions other than the Dismissal Protection Act ("Kundigungsschutzgesetz") and (ii) the total fixed annual remuneration as well as any variable compensation of whatever type, whether owed or discretionary. To the extent an employee has indicated his intention to terminate the employment agreement, this is also noted in Schedule 3.14(a) hereto.

         (b) None of the Companies has granted any wage or salary increases or other benefits to employees on the basis of a mere company praxis ("betriebliche Ubung") without contractual obligation to grant such increases or benefits. The employees are not entitled to any claims under the employee invention act ("Mitarbeitererfindungsgesetz").

         (c) There are no labor disputes involving employees of the Companies.

         (d) Schedule 3.14(d) hereto contains a complete and correct list of all agreements of the Companies with consultants, advisors and freelancers, in each case stating the total annual remuneration, payment obligations, term, and notice period for termination.

         (e) None of the Companies is a party to any agreement or framework agreement with agencies offering the services of temporary employees to the Companies, which are not directly employed by the Companies
("Leiharbeitnehmer").

         (f) Except as set forth in Schedule 3.14(f) hereto, none of the Companies has made any pension commitments or taken out direct insurance policies for the benefit of any current or former supervisory or managing director or employee of the Companies.

         (g) The Companies have fulfilled all obligations for the payment and transmittal of social security contributions ("Sozialversicherungsbeitrage") when due.

         (h) At none of the business locations of the Companies has a works council ("Betriebsrat") been formed.

         (i) The Companies are not bound by any collective bargaining agreements ("Tarifvertrage").

         SECTION 3.15 CONTRACTS.

         (a) Schedule 3.15 sets forth a complete and correct list of all written Contracts and an accurate and complete description of all material terms of all oral Contracts resulting in payment obligations of the Companies exceeding Euro 100,000, as of the date hereof. All such Contracts are valid, in full force and effect and binding upon the Companies and the other parties thereto in accordance with their terms. To the Knowledge of the Seller under no such Contract (i) does any condition exist that with notice or the lapse of time or both would constitute a default (or give rise to a termination right) or (ii) none of the other parties to any such Contract has given notice in writing or orally that it intends to terminate or alter the provisions thereof by reason of the Acquisition or otherwise. Since the Companies' Latest Balance Sheet Date, none of the Companies has waived any right under any such Contract, amended or extended any such Contract or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. Each of the Contracts was negotiated and entered into on an arms-length basis. The Company has heretofore delivered or made available to the Purchaser, correct and complete copies of all of such written Contracts and summaries of the material provisions of all oral Contracts resulting in payment obligations of the Companies exceeding Euro 100,000. The Contracts include:

              (i) All and any lease agreements regarding moveable property;

              (ii) All and any contracts for acquiring or disposing of Fixed Assets or intangible assets, property reported as Fixed Assets (other than real property and rights equivalent in nature to title in real property) and investment assets;

              (iii) All and any service agreements and maintenance agreements;

              (iv) All and any know-how transfer or other similar technology agreements;

              (v) All and any loans and borrowing arrangements and credit line arrangements that the Companies have made whether as lender or borrower, other than extension of maturity dates for liabilities granted in accordance with common practice in the ordinary course of business;

              (vi) All and any guarantees and sureties ("Garantien" and "Burgschaften"), arrangements to join as co-debtor, and any other collateral that has been provided or for the providing of which an obligation exists;

              (vii) All and any factoring agreements or arrangements;

              (viii) All and any other contracts or commitments under which the resulting payment obligations are in excess of Euro 100,000 individually or Euro 100,000 annually; and

              (ix) All and any contracts that may be terminated by the respective other party or the terms and conditions of which may be unilaterally amended on the grounds of any direct or indirect change in the ownership of the Company.

         (b) The Companies have not entered into any nondisclosure agreement or into any agreement or arrangement restricting competition.

         (c) (i) The execution and delivery of this Agreement by the Seller or
(ii) the sale and transfer to the Purchaser of the Company Share or (iii) the consummation by the Seller of the agreements contemplated by this Agreement will not constitute breach of, or require consent under, any contract or agreement by which any of the Companies is bound.

         SECTION 3.16 CLAIMS AND PROCEEDINGS. Other than listed in Schedule 3.16 hereto, there are no outstanding Orders (as defined herein) of any Governmental Body, no actions, suits, claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or threatened in writing on the date hereof, against the Companies, the Company Share, the Business or any of their directors or officers, other than Claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, no fact, event or circumstance Known to the Seller that would give rise to any Claim that, if pending or threatened on the date hereof, could reasonably be expected to have a Material Adverse Effect on the Condition of the Business. There are no Claims pending or threatened in writing that would give rise to any right of indemnification on the part of the Seller or any officer, director or employee of any of the Companies or the heirs, executors or administrators of any such officer, director or employee, against the Companies.

         SECTION 3.17 PERMITS. The Company and its Subsidiaries hold all permits and required licenses necessary for their operations as currently conducted (the "Companies' Permits"). Schedule 3.17 hereto sets forth a complete and correct list of all Companies' Permits. To the Knowledge of the Seller, neither the revocation nor any restriction of any such Permit is impending. All Companies' Permits are in full force and effect. The Companies are in compliance in all material respects with all of the terms and conditions of the Companies'

Permits. To the Knowledge of the Seller, there are no material restrictions in the Companies' Permits or to the Companies' ability to renew the Companies' Permits. The execution or consummation of this Agreement or the agreements connected hereto will not conflict with or violate the terms of, or result in default under, any Companies' Permit or result in the termination or amendment of, or require third party approval or other action pursuant to, any of the Companies' Permits.

         SECTION 3.18 TAX STATUS OF THE COMPANIES.

         (a) The Companies have fully performed all duties required under the applicable tax laws of the Federal Republic of Germany (the "Tax Laws") as to keeping and maintaining records and documents. The relevant records are maintained in good order and easy to reference and are being safely kept by the tax advisors and will be delivered to the Companies upon request at any time without any right of retention.

         (b) The Companies have filed all and any forms, whether definitive or preliminary, for all taxes, charges and other duties, when due, completely and truthfully, including (but not limited to) all tax returns for the 2002 assessment period and all monthly preliminary returns up to the date hereof as required by the Tax Laws.

         (c) In the period commencing January 1, 2003 and ending at the date hereof, no director or shareholders resolutions have been made by the Companies for any advance distribution of any projected profit or bonus payment for the financial year 2003, and no director or shareholders resolution have been made for any distribution of profits from previous financial years nor has any such distribution taken or will take place.

         SECTION 3.19 INSURANCE. Schedule 3.19 hereto sets forth a complete and correct list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Insurance Policies") covering the Company Share, the Business, operations, employees, officers and managers of the Companies and complete and correct copies of all such Insurance Policies have been delivered or made available to the Purchaser. Schedule 3.19 hereto also sets forth a true and complete list of Claims made in respect of Insurance Policies during the three (3) years prior to the date hereof. There is no Claim by the Companies pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or any request by any insurer to perform work which has not been satisfied. All premiums due under all Insurance Policies have been paid or accrued on the Companies' Financial Statements and the Companies are otherwise in compliance with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. The Companies have not received a written refusal of coverage under any Insurance Policy during the three (3) years prior to the date hereof. The Seller does not have Knowledge of any threatened termination of, premium increase with respect to, or uncompleted requirements under, any Insurance Policy. No premiums are or will be payable by the Company under Insurance Policies after the Closing with respect to insurance provided for periods prior to the Closing Date.

         SECTION 3.20 COMPLIANCE WITH LAWS.

         (a) None of the Companies is in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders").

         (b) Neither the current business operations of the Companies nor their products nor existing agreements or services infringe any applicable Law or Orders imposed by any Governmental Body. No fact, circumstance, condition or situation exists which, after notice or lapse of time or both, would constitute noncompliance by the Companies (except where such noncompliance is inconsequential and could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Companies or their respective business operations). The Company and its Subsidiaries have not received notice of any violation of any applicable Law, or any potential liability under any applicable law, nor is the Seller aware of any such violation or potential liability.

         (c) To the Knowledge of the Seller, no consent is required to be obtained, satisfied or made pursuant to any applicable Law by which the Seller or the Companies are bound, in connection with (i) the execution and delivery of this Agreement by the Seller or (ii) the sale and transfer to the Purchaser of the Company Share or the consummation by the Seller of this Agreement or the other Transaction Documents.

         SECTION 3.21 POTENTIAL CONFLICTS OF INTEREST. Neither the Seller nor any officer or director of any of the Companies, nor any spouse or member of the immediate family of any such officer or director, nor any entity controlled by one or more of the foregoing:

         (a) owns, directly or indirectly, any interest in (except less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that carries on business in competition with any of the Companies;

         (b) owns, directly or indirectly, in whole or in part, any material asset that any of the Companies uses in the conduct of its respective Business;

         (c) has entered into a sale and leaseback or similar transaction with any of the Companies; or

         (d) has any material Claim whatsoever against, or owes any amount to any of the Companies, except for claims in the ordinary course of business such as for salary, commissions, accrued vacation pay and accrued benefits under employee benefit plans.

         SECTION 3.22 INVESTMENT REPRESENTATION. The Seller is aware that the Acquisition Shares have not been registered under the Securities Act and are being issued in reliance upon an exemption from registration there under that depends in part on the Seller's representation in this Section. The Seller is an "accredited investor," as such term is defined in Regulation D under the Securities Act, and it is acquiring the Acquisition Shares for investment for its own account, except as provided for in Section 8.1(b). It has received and reviewed the Purchaser's SEC Reports, has had the opportunity to discuss the Purchaser's operations and financial condition with executive officers of the Purchaser, and understands the limited market for the Purchaser Common Stock, the speculative nature of such securities, and the restrictions on the sale or transfer of the Acquisition Shares as imposed by the Securities Act, subject to any rights it may have in a Registration Rights Agreement, a form of which is attached hereto as Exhibit A. The Seller further acknowledges that the Purchaser may place restrictive legends on, and stop transfer orders against, the certificates representing the Acquisition Shares, which does not affect the Seller's ability to privately sell the Acquisition Shares.

         SECTION 3.23 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Companies who is entitled to any fee or commission from the Companies as a result of and upon consummation of the Acquisition.

         SECTION 3.24 DISCLOSURE. Neither this Agreement, the Schedules hereto, nor the Companies' Financial Statements and the Companies' Latest Balance Sheet, documents or certificates furnished or to be furnished pursuant to this Agreement to the Purchaser or any of its Representatives by or on behalf of the Companies pursuant to this Agreement or in connection with the Acquisition contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein or their intended purposes regarding the Companies' operation of the Business not misleading. To the Knowledge of the Seller, no material facts or circumstances are present that in the future might materially adversely affect the Company and its Subsidiaries and their Business, other than general economic or market developments. All representations and warranties made by the Seller will be deemed to have been relied on by the Purchaser notwithstanding any investigation by the Purchaser.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as of the Closing Date as follows:

         SECTION 4.1 ORGANIZATION, QUALIFICATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where the character of its properties, owned or leased, or the nature of its activities make such qualification necessary.

         SECTION 4.2 SUBSIDIARIES. Except for the subsidiaries listed on
Schedule 4.2 hereto (each a "Purchaser Subsidiary" and collectively the "Purchaser Subsidiaries"), of which the Purchaser is the beneficial owner of at least ninety (90%) percent all of their issued and outstanding shares of voting capital stock, the Purchaser has no subsidiaries and does not own, of record or beneficially, any capital stock or equity interest or investment in any corporation, partnership, limited liability company, association or other business entity. Each of the Purchaser Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. There is no claim or any grounds for potential claims with respect to the Purchaser's ownership of any of the Purchaser Subsidiaries.

         SECTION 4.3 CAPITALIZATION. The Purchaser's authorized capital stock, consists of 50,000,000 shares of Purchaser Common Stock, and 5,000,000 shares of preferred stock, $.001 par value, of which 7,904,736 shares of Purchaser Common Stock and no shares of Preferred Stock are issued and outstanding. The Purchaser has reserved 9,063,716 shares of Purchaser Common Stock for issuance upon the exercise of outstanding options, warrants and other purchase rights, as listed on Schedule 4.3. Except to the extent listed on Schedule 4.3, all of the issued and outstanding shares of Purchaser Common Stock are validly issued, fully paid and non-assessable, and are not subject to preemptive rights or rights of first refusal created by statute, the Purchaser's Charter Documents or any document or agreement to which the Purchaser is a party, and the Acquisition Shares and the Pledged Shares when issued in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of Purchaser Common Stock, and based upon representations pursuant to Sections 3.22 and 8.1(b), the Acquisition Shares and the Pledged Shares will be issued pursuant to exemptions from registration under the Securities Act, and not subject to any Liens or restrictions imposed by the Purchaser other than restrictions under the Securities Act and under the Pledge Agreement. Except as disclosed in Schedule
4.3 annexed hereto or as otherwise provided for in this Agreement, there are no other outstanding options, warrants or rights of any kind to acquire any additional shares of capital stock of the Purchaser or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Purchaser committed to issue any such option, warrant, right or security. The holders of Purchaser Common Stock do not have preemptive rights. Furthermore, there are no other outstanding options, warrants or rights of any kind to acquire any additional shares of capital stock of the Purchaser Subsidiaries. The Preferred Stock issued in Real Time Systems are non-voting shares. Except to the extent set forth on Schedule 4.3, there are no agreements relating to the voting, purchase or sale of capital stock between or among the Purchaser and any of its stockholders.

         SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document (as defined herein) to which it is a party and to consummate the Acquisition (including the issuance of the Acquisition Shares and the Pledged Shares).. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Purchaser of the Acquisition (including the issuance of the Acquisition Shares and the Pledged Shares) have been duly and validly authorized by the board of directors of the Purchaser, and no other proceedings on the part of the Purchaser are necessary to authorize the execution and delivery by the Purchaser of this Agreement or any other Transaction Documents to which it is a party or the consummation of the

Acquisition (including the issuance of the Acquisition Shares and the Pledged Shares). This Agreement and the other Transaction Documents to which the Purchaser is a party have been duly and validly executed and delivered by the Purchaser, and (assuming the valid execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding agreements of the Purchaser, enforceable against it in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws (as defined herein) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (whether at law or in equity).

         SECTION 4.5 NO CONFLICTS; CONSENTS. Neither the execution, delivery and performance by the Purchaser of this Agreement and each other Transaction Document to which it is a party, nor the consummation of the Acquisition (i) violates any provisions of the charter documents of the Purchaser; (ii) requires the Purchaser to obtain any prior consent, approval, Permit or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other Person; (iii) violates, conflicts with or results in a breach or default under (after the giving of notice or the passage of time or both), or permits the termination of, any contract of the Purchaser to which the Purchaser is a party or by which its assets may be bound or subject; (iv) violates any Law or Order of any Governmental Body against, or binding upon the Purchaser; or (v) violates or results in the revocation or suspension of any Permit of the Purchaser.

         SECTION 4.6 CHARTER DOCUMENTS AND CORPORATE RECORDS. The Purchaser has heretofore delivered to the Seller a certified copy of its Certificate of Incorporation and By-Laws, as in effect on the date hereof.

         SECTION 4.7 FINANCIAL INFORMATION. The Purchaser's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 together with the Purchaser's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003 (collectively, the "Purchaser's Financial Statements") present fairly the financial position and results of operations of the Purchaser at the dates and for the periods to which they relate (subject, in the case of the unaudited financial statements, to normal year-end adjustments). The audited financial statements and the unaudited financial statements contained in the Purchaser's SEC Reports have been prepared in accordance with GAAP consistently followed throughout the periods involved (except as may be otherwise indicated in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB), and comply in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto.

         SECTION 4.8 ABSENCE OF CERTAIN CHANGES. Except to the extent set forth in Schedule 4.8 annexed hereto, at all times since September 30, 2003, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Purchaser `s business or prospects, as a whole, including but not limited to:

              (i) any Material Adverse Change with respect to the condition, assets, liabilities (existing or contingent) or business of the Purchaser from that shown on the Purchaser's Reports;

              (ii) any Material Adverse Change with respect to any damage, destruction or loss of any of the properties or assets of the Purchaser (whether or not covered by insurance) materially adversely affecting the business or plans of the Purchaser;

              (iii) any Material Adverse Change with respect to any declaration, setting aside or payment or other distribution in respect of any of the Purchaser's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Purchaser;

              (iv) any Material Adverse Change with respect to any actual or threatened cancellation or adverse modification of any contract, licensing agreement, manufacturing agreement, marketing agreement or strategic partnering agreement to which the Purchaser is a party;

              (v) any labor trouble, or any other event or condition of any character, materially adversely affecting the business or plans of the Purchaser;

              (vi) any Material Adverse Change with respect to any capital investment in, any loan to, or any acquisition of the securities or assets of, any Person (excluding the Acquisition);

              (vii) any Material Adverse Change with respect to any note, bond or other debt security issued, incurred or assumed, or guarantee of any indebtedness for borrowed money; or

              (viii) any Material Adverse Change with respect to any agreement or commitment to do or perform any of the above.

         SECTION 4.9 SEC REPORTSThe Purchaser is subject to filing requirements with the U.S. Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Purchaser has filed with the United States all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2001 (collectively, the "Purchaser SEC Documents"). The Purchaser SEC Documents (a) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC there under. No subsidiary of the Purchaser is required to make any filings with the SEC. The Purchaser's Common Stock is traded on the OTC Bulletin Board.

         SECTION 4.10 TAXES. The Purchaser and the Purchaser Subsidiaries have filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with the States of Delaware and New Jersey and (except to the extent that the failure to file would not have a material adverse effect on the condition or operations of the Purchaser) with all other jurisdictions where such filing is required by law and such tax returns were true, complete and correct in all material respects. The Purchaser and the Purchaser Subsidiaries have paid, or made adequate provision for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Purchaser's federal income tax returns have not, to the best of the Purchaser's Knowledge and belief, been audited by the Internal Revenue Service.

         SECTION 4.11 LITIGATION. Except as set forth on Schedule 4.11, There is neither pending nor, to the Purchaser's Knowledge, threatened any action, suit, proceeding or claim to which the Purchaser or any of the Purchasers Subsidiary is or may be named as a party or its property is or may be subject and in which an unfavorable outcome, ruling or finding in any such matter or for all such matters taken as a whole might have a material adverse effect on the condition, financial or otherwise, and operations or prospects of the Purchaser taken as a whole. The Purchaser has no Knowledge of any unasserted claim which, if asserted and granted might have a Material Adverse Effect on the condition, financial or otherwise, operations or prospects of the Purchaser and the Purchaser Subsidiaries, taken as a whole.

         SECTION 4.12 CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required in connection with the Purchaser's execution, delivery or performance of this Agreement or other Transaction Documents.

         SECTION 4.13 COMPLIANCE. The execution, delivery and performance of this Agreement or other Transaction Documents by the Purchaser does not conflict with or cause a breach under any of the terms or conditions of (i) its Certificate of Incorporation or By-Laws or (ii) any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Purchaser is subject and a breach or violation of which might have a Material Adverse Effect on the condition, financial or otherwise, operations or prospects of the Purchaser. To the Knowledge of the Purchaser, the operations of the Purchaser and each Purchaser Subsidiary have complied and are in compliance in all material respects with all applicable federal, state and local laws, and where appropriate, foreign laws, except to the extent any failure to so comply would not have a material adverse effect on the condition, financial or otherwise, operations or prospects of the Purchaser taken as a whole. The Purchaser and the Purchaser Subsidiaries possess all permits from Governmental Bodies which are required in the operation of its business, except for those the failure of which would not have a Material Adverse Effect on the Purchaser's business and prospects taken as a whole. To the Knowledge of the Purchaser, the Purchaser and the Purchaser Subsidiaries are in compliance in all material respects with the terms and conditions of such Permits.

         SECTION 4.14 INTELLECTUAL PROPERTY. Each of the Purchaser and the Purchaser Subsidiaries owns or has valid, adequate and subsisting rights to use and exploit all patents, patent licenses, trade secrets, copyrights, trademarks and service marks necessary for the conduct of its business (collectively, the "Purchasers Intellectual Property") free and clear of any Lien or other encumbrance. None of the processes currently used by the Purchaser or the Purchaser Subsidiaries nor any of the properties or products currently sold or trademarks, trade names, labels or other marks or copyrights used by the Purchaser or the Purchaser Subsidiaries to the best Knowledge of the Purchaser and the Purchaser Subsidiaries, infringes the patent, industrial property, trademark, trade name, label, other mark, right or copyright of any other person or entity. The Purchaser or the Purchaser Subsidiaries have not received any written notice of adverse claim with respect to any of the Intellectual Property, and, to the Purchaser's Knowledge, no basis exists for any such claim.

         SECTION 4.15 NO UNDISCLOSED LIABILITIES; ETC. Except as set forth on
Schedule 4.8, neither the Purchaser nor any Purchaser Subsidiary has any material liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not fully reflected or reserved against in the balance sheet included in September 30, 2003 Form 10-QSB (the "Purchaser's Latest Balance Sheet"), except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof, and which have not had or could not reasonably be expected to have a Material Adverse Effect on the Purchaser and the Purchaser Subsidiaries taken as a whole. The reserves reflected in the Purchaser's Latest Balance Sheet are adequate, appropriate and reasonable or otherwise disclosed on a Schedule to this Agreement.

         SECTION 4.16 COMPLIANCE WITH LAWS.

         (a) Neither the Purchaser nor the Purchaser Subsidiaries are in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "ORDERS").

         (b) Neither the current business operations of the Purchaser or the Purchaser Subsidiaries nor their products nor existing agreements or services infringe any applicable Law or Orders imposed by any Governmental Body. No fact, circumstance, condition or situation exists which, after notice or lapse of time or both, would constitute noncompliance by the Purchaser or the Purchaser Subsidiaries (except where such noncompliance is inconsequential and could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser or the Purchaser Subsidiaries or their respective business operations). The Purchaser and the Purchaser Subsidiaries have not received notice of any violation of any applicable Law, or any potential liability under any applicable law, nor is the Purchaser aware of any such violation or potential liability.

         (c) To the Knowledge of the Purchaser, no consent is required to be obtained, satisfied or made pursuant to any applicable Law by which the Purchaser or the Purchaser Subsidiaries are bound, in connection with (i) the execution and delivery of this Agreement by the Purchaser or (ii) the consummation by the Purchaser of this Agreement or the other Transaction Documents.

         SECTION 4.17 TITLE TO PROPERTIES; ENCUMBRANCES. Each of the Purchaser and the Purchaser Subsidiaries has good, valid and marketable title to all the properties and assets which it purports to own (personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the Purchaser's Latest Balance Sheet (except for personal property sold since the date thereof in the ordinary course of business and consistent with past practice), and all the properties and assets purchased by the Purchaser and its Subsidiaries since the date thereof. All properties and assets reflected in the Purchaser's Latest Balance Sheet are free and clear of all title defects or objections, Liens or other encumbrances of any nature whatsoever including, without limitation leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

         SECTION 4.18 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Purchaser who is entitled to any fee or commission from the Purchaser as a result of and upon consummation of the Acquisition.

         SECTION 4.19 DISCLOSURE. Neither this Agreement, the Schedules hereto, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished pursuant to this Agreement to the Seller or any of its Representatives by or on behalf of the Purchaser pursuant to this Agreement or in connection with the Acquisition contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein or their intended purposes regarding the Purchaser's business not misleading. To the Knowledge of the Purchaser, no material facts or circumstances are present that in the future might materially adversely affect the Purchaser and its business, other than general economic or market developments. All representations and warranties made by the Purchaser will be deemed to have been relied on by the Seller notwithstanding any investigation by the Seller.

                                   ARTICLE V
                            COVENANTS OF THE PARTIES

         SECTION 5.1 CONDUCT OF BUSINESS.

         (a) From the date hereof through the Closing Date, the Seller shall cause the Companies, except as otherwise agreed upon by the Purchaser giving its prior written consent with respect to clauses 5.1(a)(v)-(xiv):

              (i) to operate their respective businesses in a reasonable and prudent manner;

              (ii) to maintain in the ordinary course, and in accordance with the requirements of all Contracts, all their material structures, equipment and other tangible property in their present repair, order and condition, subject to ordinary wear and tear;

              (iii) to maintain the books and records relating to the Companies in the usual and ordinary manner and not to change any of their accounting principles or practices;

              (iv) to pay all valid account and trade payables in a timely and reasonable manner consistent with past practices;

              (v) not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business and which are not in the aggregate material thereto);

              (vi) not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Claims or Liabilities incurred in the ordinary course;

              (vii) not to sell, transfer, convey, assign or otherwise dispose of any of its assets, or create, incur or assume any Lien on any of the assets, except in the ordinary course;

              (viii) not to waive, release or cancel any material claims against third parties or debts owing to any of the Company and the Subsidiaries or any material rights which have any material value, or waive or extend the statute of limitations in respect of any Taxes (as defined herein);

              (ix) not to authorize for issuance, issue, sell, purchase, deliver or agree or commit to issue, sell, purchase or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any equity interests in the Companies or any other securities, or amend any of the terms of any such securities;

              (x) not to terminate, modify, amend, renew or otherwise alter or change any of the material terms or provisions of any Contract (other than in the ordinary course of business) or breach the terms of any Contract or pay any amount not required by Law or by any Contract;

              (xi) not to make or commit to any capital investment in, or any acquisition of the securities or assets of any Person or any merger, consolidation or other extraordinary transaction (or series of related capital investments, loans, acquisitions or other transactions);

              (xii) to continue to carry all Insurance Policies and use their best efforts not to allow any breach, default, termination or cancellation of such Insurance Policies to occur or exist;

              (xiii) not to make any loan or advance to any Person other than for travel and similar routine advances in the ordinary course of business; or

              (xiv) not to enter into any agreement or commitment to do or perform any of the above.

         (b) From the date hereof through the Closing Date, the Purchaser and the Purchaser Subsidiaries agree hereto:

              (i) to operate their businesses in a reasonable and prudent manner;

              (ii) to maintain the books and records relating to the Purchaser and the Purchaser Subsidiaries in the usual and ordinary manner and not to change any of its accounting principles or practices;

              (iii) except for funds to be raised for obligations as of the Closing, not to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any equity interest in the Purchaser or the Purchaser Subsidiaries or any other securities or amend any of the terms of any such securities other than as contemplated under this Agreement or disclosed in any Schedule to this Agreement or to undertake any other placements;

              (iv) not to terminate, modify, amend, renew or otherwise alter or change any material terms or provisions of any of their contracts (other than in the ordinary course of business) or breach the terms of any contract or pay any amount not required by Law or by any contract;

              (v) not to pay any dividend or distribution (other than intra-corporate dividends or distributions);

              (vi) except for funds to be raised for obligations as of the Closing, not to make or commit to make any capital investment in, or any acquisition of the securities or assets of any Person or any merger, consolidation or other extraordinary transaction (or series of related capital investments, loans, acquisitions or other transactions) for which the consideration would exceed Euro 100,000;

              (vii) not to enter into any agreement or commitment to do or perform on any of the above.

         (c) From the date hereof through the Closing Date, the Seller and the Purchaser each agree to use its best efforts to cause the respective businesses of the Companies and the Purchaser to be conducted in such a manner so that their respective representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Neither the Seller nor the Purchaser will or permit or cause any of the Companies or the Purchaser Subsidiaries to (i) take or agree to take any action that would make any of its representations or warranties herein inaccurate in any material respect or (ii) omit to take or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect.

         SECTION 5.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS.

         (a) Subject to Section 5.2(b) hereof and the terms of a Letter of Intent entered into between the parties hereto on October 7, 2003 (the "Letter of Intent"), prior to the Closing Date, the Seller and the Purchaser agree that the other party shall be entitled, through its officers, directors, stockholders, affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, the "Representatives"), to make such investigation of the Companies (with respect to the Purchaser) and Purchaser and the Purchaser Subsidiaries (with respect to the Seller), as applicable, and such examination of the books, records and financial condition of the other parties, as either party reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and the Companies or the Purchaser, as applicable, shall, cooperate fully therein. In connection with such review, each of the parties shall make available to the Representatives of the other party during such period, without however causing any unreasonable interruption in the operations of the examined party, all such information and copies of such documents and records concerning the affairs of each of the examined parties, as such Representatives may reasonably request. No investigation by any party hereto shall diminish or obviate any of the representations, warranties, covenants or agreements of the other parties contained in this Agreement.

         (b) The Seller shall cause the Companies to permit the Representatives of the Purchaser access to the Companies and all parts thereof and to information concerning their employees, customers, suppliers and others, and to cooperate fully in connection with such review and examination, and the Purchaser shall permit similar access by Representatives of the Company to the Purchaser and to information concerning its employees, customers, suppliers and others. The Purchaser shall coordinate any and all communications with customers and suppliers of the Companies through Mr. Winfried Klimek, CEO, and the Seller shall coordinate any and all communications with customers and suppliers of the Purchaser through Mr. Sanjay Mody, President and CEO. Neither the Seller nor the Purchaser shall, and the Seller shall cause the Companies and the Purchaser shall procure that the Purchaser Subsidiaries act accordingly, make or attempt to make any direct communications with any such customers and suppliers of the other without the prior knowledge and consent of one of the foregoing individuals of the other party in each instance, provided that should either party have a pre-existing relationship with any customer or supplier of the other party, the investigating party or its Representatives may directly contact such customer or supplier so long as the relationship between the other party hereto and such customer or supplier is not discussed.

         SECTION 5.3 PROPRIETARY INFORMATION; CONFIDENTIAL RECORDS, INTELLECTUAL PROPERTY RIGHTS.

         (a) The Seller, on one hand, and the Purchaser, on the other hand, and the Seller shall cause the Companies and the Purchaser shall procure that the Purchaser Subsidiaries act accordingly, each covenants to the other that it shall not at any time hereafter, directly or indirectly, use for its own purpose or for the benefit of any Person other than in connection with its review as conducted under Section 5.2, or disclose, any proprietary information received during such review to any Person. For purposes of this Agreement, the term "proprietary information" shall include, but it is not limited to: (i) the name and address of any client, identified prospect, former client, vendor or supplier of the Purchaser and the Purchaser Subsidiaries or the Companies (collectively, the "Reviewed Entities") and any information concerning the transactions or relations of any client, identified prospect, former client, vendor or affiliate of any of the Reviewed Entities or any of their shareholders, directors, officers, principals, employees, independent contractors or agents; (ii) any information concerning any product, technology, practice or procedure employed or used by a Reviewed Entity but not generally known to its clients, vendors or competitors, or under development by or being tested by a Reviewed Entity but not at the time offered generally to clients or vendors; (iii) any information relating to computer software or systems used by a Reviewed Entity or any of its pricing or marketing methods, research techniques, sales margins, capital structure, operating results, borrowing arrangements or business plans; (iv) any information which is generally regarded as confidential or proprietary; (v) any business plans, budgets, advertising or marketing plans of any of the Reviewed Entities; (vi) any information contained in any written or oral policies and procedures or employee manuals of any of the Reviewed Entities; (vii) any information belonging to clients, identified prospects, former clients, vendors or suppliers of any of the Reviewed Entities which such Entity has agreed to hold in confidence; (viii) any inventions, innovations or improvements; (ix) all written, graphic and other material relating to any of the foregoing; (x) any software and computer program relating to any of the foregoing; and (xi) any compilation or arrangements of any information relating to any of the foregoing proprietary information. Information that is not novel or copyrighted or patented may nonetheless be proprietary information. Notwithstanding the foregoing, the term "proprietary information" shall not include any information generally available to and known by the public, but shall include information which becomes public as a result of a breach of an obligation of confidentiality by a Reviewed Entity.

         (b) The Seller, on one hand, and the Purchaser, on the other hand, and the Seller shall cause the Companies and the Purchaser shall procure that the Purchaser Subsidiaries act accordingly, acknowledge and agree that by virtue of the extraordinary value of the proprietary information and confidential records, their access to and use of such proprietary information and confidential records and their unique knowledge of and contacts relating to the respective Business, any violation by any of them of the undertakings and agreements contained in this Section 5.3 would cause the other immediate, substantial and irreparable injury for which it has no adequate remedy at law. Accordingly, the parties agree and consent to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained in this Section 5.3. The parties waive posting of any bond otherwise or any proof of actual damages necessary to secure such injunction or other equitable relief. The rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law or otherwise.

         SECTION 5.4 NOTICES OF CERTAIN EVENTS.

         (a) Prior to the Closing Date, the Seller and the Purchaser shall promptly notify the other of:

              (i) any notice or other communication from any Person alleging that the consent of such person is or may be required in connection with the Acquisition;

              (ii) any notice or other communication from any Governmental Body in connection with the Acquisition;

              (iii) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement; and

              (iv) any notice or other communication from a Governmental Body relating to Taxes of the Companies, the Purchaser or the Purchaser Subsidiaries.

         SECTION 5.5 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, the Seller and the Purchaser shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the Acquisition, and shall not issue any such press release or make any such public statement (other than product announcements consistent with past practices) without the prior written approval of the other party, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

         SECTION 5.6 EXPENSES. Except as otherwise specifically provided in this Agreement, the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Acquisition, including, without limitation, all fees and expenses of their respective Representatives (the "Transaction Expenses").

         SECTION 5.7 FURTHER ASSURANCES. The Seller and the Purchaser hereby agree, without further consideration, to execute and deliver at or prior to the Closing such instruments of transfer and take such other action as the other may reasonably request in order to put the Purchaser in actual possession and control of, and to vest in the Purchaser good, valid and unencumbered title to the Company Share in accordance with this Agreement, subject to any lien or encumbrance of Lloyds Bank, and to otherwise give effect to the Acquisition. Following the Closing, the Seller and the Purchaser shall execute and deliver, or cause to be executed and delivered, to the other party such instruments of conveyance and transfer as the requesting party may reasonably request.

         SECTION 5.8 CONSENTS, FILINGS AND AUTHORIZATIONS; EFFORTS TO CONSUMMATE. As promptly as practicable after the date hereof, the Seller and the Purchaser shall make all filings and submissions under such Laws as are applicable to them, as may be required for them to consummate the Acquisition in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which the Seller or the Purchaser, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, permits and orders, to consummate and make effective, as soon as reasonably practicable, the Acquisition, including, but not limited to, the obtaining of all Companies' required consents, the Purchaser's required consents or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

         SECTION 5.9 DISCLOSURE SUPPLEMENTS. From time to time prior to the Closing Date, each party hereto will promptly supplement or amend (by written notice to the other) its respective disclosure schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such schedules or which is necessary to correct any information in such schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VIII, no supplement or amendment to such schedules shall correct or cure any representation, warranty or covenant which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

                                   ARTICLE VI
                           COVENANTS OF THE PURCHASER

         SECTION 6.1 BOARD OF DIRECTORS. As of the Closing, Mr. Winfried Klimek will be added to the Board of Directors of the Purchaser then consisting of six
(6) persons. The Seller will have the right to designate three additional directors and the Board of Directors will be increased to eight (8) persons members, four (4) of whom shall be current directors or persons chosen by the current directors, and four (4) of whom shall be designated by the Seller. The Seller's designees as directors shall be persons reasonably acceptable to the Purchaser. At least ten (10) days prior to the Closing Date, the Seller shall provide to the Purchaser background information regarding its designees as may be reasonably requested by the Purchaser, including the completion of questionnaires for each designee. In addition, the Seller shall have the right to designate one person to serve as a director of the Purchaser's Subsidiaries Distinctive Devices, Inc. (India) PLC and Realtime Systems Ltd.

         SECTION 6.2 KLIMEK EMPLOYMENT AGREEMENT(a) Employment Terms. The Purchaser shall cause the Company to execute an employment agreement with Winfried M. Klimek as Managing Director, in the form attached hereto as Exhibit H (the "Employment Agreement"), effective immediately after the Closing.

         (b) Stock Options. In addition, the Purchaser shall grant to Winfried
M. Klimek options (the "Options") to purchase 1,250,000 shares of Purchaser Common Stock at an exercise price of the lower of (i) the average market price of Purchaser Common Stock for the ten trading days immediately preceding the Closing Date or (ii) $0.70 per Share, vesting as to 25% of the shares six (6) months after grant, and 25% per year on the first three anniversary dates of the Closing, exercisable for five years from the Closing.

         (c) Indemnification Obligations. For the express purpose of securing the Seller's indemnification obligations pursuant to Article X hereof, the Purchaser reserves the right to credit the Option rights to be granted to Mr. Klimek under Section 6.3(b) against any Losses suffered or incurred by the Purchaser arising under Article X hereof. The Option will be valued at US$0.50 per Share solely for the particular purpose of any reduction by reason of the indemnification obligation.

                                  ARTICLE VII
                             COVENANTS OF THE SELLER

         SECTION 7.1 NON-COMPETITION. The Seller agrees that for a period of three (3) years after the Closing Date, the Seller shall not, directly or indirectly, engage in any business similar to the Business, as set forth in the Non-Competition Agreement attached hereto as Exhibit B.

         SECTION 7.2 NON-SOLICITATION. Unless and until this Agreement shall have been terminated pursuant to and in compliance with Subsections (a) through

(e) of Section 9.1, the Seller shall not and shall cause the Companies not (collectively, the "Restricted Parties") (whether directly or indirectly through its respective Representatives), nor shall any Restricted Party authorize or permit any of its respective Representatives to (i) solicit, initiate, encourage (including by way of furnishing information) or take any action to facilitate the submission of any inquiries, proposals or offers (whether or not in writing) from any person relating to (A) any acquisition or purchase of any of the assets of the Company or any Subsidiary or of any class of equity securities of the Company or any Subsidiary, (B) any tender offer (including a self tender offer) or exchange offer, (C) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary, or (D) any other transaction the consummation of which would or would reasonably be expected to impede, interfere with, prevent or materially delay the Acquisition or which would or would reasonably be expected to materially dilute the benefits to the Purchaser of the transactions contemplated by this Agreement (collectively, "Acquisition Proposals"), or agree to, recommend or endorse any Acquisition Proposal, (ii) enter into or execute any agreement or letter of intent with respect to any of the foregoing or (iii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or furnish to any other Person any information with respect to a Restricted Party's business, properties or assets in connection with the foregoing, or otherwise cooperate in any way with, or participate in or assist, facilitate, or encourage, any effort or attempt by any other Person (other than the Purchaser) to do or seek any of the foregoing. The Restricted Parties represent that since the effectiveness of the Letter of Intent none of them has had any discussions or negotiations with any Persons other than the Purchaser with respect to any Acquisition Proposal and agree to disclose any such discussions or negotiations immediately.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         SECTION 8.1 CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES. The obligations of the Seller and the Purchaser to consummate the Acquisition are subject to the satisfaction (or waiver) of the following conditions on or prior to the Closing Date:

         (a) Further Investment. The Purchaser shall contribute US$1,000,000 to the capital of the Company at Closing. Furthermore, the Purchaser shall make a capital contribution in the amount of US$1,000,000 to the Company by forgiving and returning the Company Note marked as paid.

         (b) Transfer of Acquisition Shares. The Seller shall deliver to the Purchaser a schedule of its shareholders with an allocation of the 6,400,000 shares issued by the Purchaser among those holders. After Closing, the Seller shall furnish the allocation schedule to the Purchaser. The Purchaser at the option of the Seller will either (i) deliver the respective stock certificates allocated to the holders or (ii) provide a confirmation letter that such stock certificated are held by Clifford Chance US LLP, 200 Park Avenue, New York, NY 10166-0153, are marketable ("verkehrsfahig") subject to US securities laws and exchangeable ("Ubergabe Zug um Zug") to Martin Gollasch, Notary ("Rechtsanwalt und Notar"), Hansestrasse 14, 23558 Lubeck, Germany. As a condition to transfer of any Acquisition Shares to a holder, the holder shall execute and deliver investment representations with respect to his portion of the Acquisition Shares, which representations shall contain the representations in Section 3.22.

         (c) Internal Statements. The Company shall have delivered to the Purchaser the Companies internal statements date dated as of November 30, 2003 showing any changes in the Companies since the Companies Interim Statement Date.

         (d) No Injunction. No provision of any applicable Law and no Order shall prohibit the consummation of the Acquisition.

         (e) No Proceeding or Litigation. No Claim instituted by any Person shall have been commenced or pending against the Companies or the Purchaser or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Acquisition or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions, and, in the opinion of counsel to the Companies or counsel to the Purchaser, is not a specious Claim and represents a serious risk for its client to proceed with the Acquisition.

         (f) Pledge Agreement. The Pledge Agreement shall have been entered into.

         (g) Non-Competition Agreement. The Non-Competition Agreement shall have been entered into.

         (h) Employment Agreement. The Employment Agreement with Mr. Klimek referred to in Section 6.2 shall have been entered into.

         (i) Registration Agreement. The Registration Rights Agreement shall have been entered into.

         SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF THE SELLER. All obligations of the Seller to consummate the Acquisition hereunder are subject to the fulfillment (or waiver by the Seller) of each of the following further conditions on or prior to the Closing:

         (a) Performance. The Purchaser shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (b) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement and in any certificate or other writing delivered by the Purchaser pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

         (c) No Adverse Change. During the period from September 30, 2003 to the Closing Date, except to the extent contemplated in the Agreement or any Schedule hereto, there shall not have been (i) any material adverse change in the condition of the business of the Purchaser, (ii) any damage, destruction, casualty, determination or other event to or affecting the Purchaser which has a Material Adverse Effect or (iii) any Claims or Liens filed or threatened in writing, against or affecting the Purchaser which, if adversely determined, would be reasonably likely to have a Material Adverse Effect on the Purchaser.

         (d) Purchase Price. The Purchase Price shall have been paid by the Purchaser in accordance with Section 1.2 hereto on the Closing Date to the Seller, including delivery of the Pledged Shares in accordance with the Pledge Agreement.

         (e) Purchaser's required consents. All consents required of the Purchaser shall have been obtained prior to the Closing.

         (f) Documentation. There shall have been delivered to the Seller the following:

              (i) If the Closing Date is other than the date of this Agreement, a certificate, dated the Closing Date, of an officer of the Purchaser confirming the matters set forth in Sections 8.2(a), (b) and (c) hereof;

              (ii) A certificate, dated the Closing Date, of the Secretary of the Purchaser certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws and all amendments if any thereto as of the date thereof; (C) is a true copy of all actions taken by it, including resolutions of its Board of Directors authorizing the consummation of the Acquisition and the execution, delivery and performance of this Agreement and each other Transaction Document to be delivered by the Purchaser pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement, the other Transaction Documents to which the Purchaser is a party and any certificate, document or other instrument in connection herewith;

              (iii) Good standing certificates for the Purchaser from the Secretary of State of the State of Delaware and each of the jurisdictions in which the Purchaser is qualified to do business as a foreign corporation;

              (iv) A signed opinion of the Purchaser's counsel, dated the Closing Date, addressed to the Seller, substantially in the form of the opinion attached hereto as Exhibit C;

              (v) Such other documents as the Seller may reasonably request.

         SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. All obligations of the Purchaser to consummate the Acquisition hereunder are subject to the fulfillment (or waiver by the Purchaser) of each of the following further conditions on or prior to the Closing:

         (a) Performance. Each of the Seller and Companies shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it or them on or prior to the Closing Date.

         (b) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement and in any certificate or other writing delivered by the Seller pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

         (c) No Adverse Change. During the period from September 30, 2003 to the Closing Date, there shall not have been (i) any material adverse change in the condition of the Business or in the Companies' relationships with their major clients, (ii) any damage, destruction, casualty, determination or other event to or affecting the Shares of any of the Companies which has a Material Adverse Effect or (iii) any Claims or Liens filed or threatened in writing, against or affecting any of the Companies or the Company Share which, if adversely determined, would be reasonably likely to have a Material Adverse Effect on the Condition of the Business.

         (d) Companies' required consents. All consents required of the Seller or the Company shall have been obtained prior to the Closing.

         (e) Documentation. There shall have been delivered to the Purchaser the following:

              (i) If the Closing Date is other than the date of this Agreement, a certificate, dated the Closing Date, of an officer of each of the Companies confirming the matters set forth in Sections 8.3 (a), (b) and (c) hereto.

              (ii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of each of the Companies certifying, among other things, that attached or appended to such certificate (A) are the names of the officers of each of the Companies; (B) is a true copy of all actions taken by the Companies' Shareholders and directors of each of the Companies (which actions shall have been taken prior to the date of entering into this Agreement) to authorize the Acquisition; and (C) are the names and signatures of the duly elected or appointed officers of each of the Companies who are authorized to execute and deliver this Agreement, the Transaction Documents to which each of the Companies is a party and any certificate, document or other instrument in connection herewith;

              (iii) Commercial Register Excerpts of the Companies;

              (iv) Form of consent of Lloyds Bank to the Acquisition acceptable to the Purchaser.

              (v) A written statement of Martin Kieslich, Kieslich & Partner, Langenstucken 34, 22393 Hamburg, Germany with respect to the validity of the Vogt settlement agreement attached hereto as Exhibit D.

              (vi) A signed opinion of the Company's Counsel, dated the Closing Date, addressed to the Purchaser, substantially in the form of the opinion attached hereto as Exhibit F; and

              (vii) Such other documents as the Purchaser may reasonably request.

                                   ARTICLE IX
                                   TERMINATION

         SECTION 9.1 TERMINATION. In the event this Agreement is not simultaneously executed and closed, this Agreement may be terminated and the Acquisition may be abandoned at any time after execution and prior to the Closing by the party desiring to terminate this Agreement pursuant to this Section giving written notice of termination to the other party hereto specifying the reasons for the termination:

         (a) By mutual written consent of the parties hereto.

         (b) By the Purchaser or by the Seller at any time after December 31, 2003, unless the Closing has not occurred by that date (or such later date as to which the parties agree) and if the failure to close is not the result of a breach of this Agreement by the party seeking termination.

         (c) By the Seller (provided that it is not in material breach of any of its obligations in this Agreement) if (i) there has been a material misrepresentation or breach of warranty on the part of the Purchaser in its representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within five
(5) days after written notice thereof from the Seller, (ii) the Purchaser has committed a material breach of any covenant imposed upon it and has failed to cure such breach within five (5) days after written notice thereof from the Seller or (iii) any condition to any of the Seller's obligations hereunder becomes incapable of fulfillment through no fault of the Seller and is not waived by any of the Companies.

         (d) By the Purchaser (provided that it is not in material breach of any of its obligations in this Agreement) if (i) there has been a material misrepresentation or breach of warranty on the part of the Seller in its representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within five
(5) days after written notice thereof from the Purchaser, (ii) the Seller has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within five (5) days after written notice thereof from the Purchaser, or (iii) any condition to the Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of the Purchaser and is not waived by the Purchaser.

         (e) By the Purchaser, on the one hand, or by the Seller, on the other hand, if there shall be any Law that makes consummation of the Acquisition illegal or otherwise prohibited, or if any Order enjoining the Purchaser, on the one hand, or the Seller or any of the Companies, on the other hand, from consummating the Acquisition is entered and such Order shall have become final and non-appeal able.

         (f) By the Purchaser if the Seller or any of the other Restrictive Parties breaches the covenants in Section 7.2.

         SECTION 9.2 EFFECT OF TERMINATION; RIGHT TO PROCEED.

         (a) In the event that this Agreement shall be terminated pursuant to
Section 9.1 (a), (b) or (e) hereof, all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder. Notwithstanding any other provision in this Agreement to the contrary, (i) upon termination of this Agreement pursuant to Section 9.1(c) hereof, the Purchaser shall remain liable to the Seller for any misrepresentation or breach of warranty or non-fulfillment of or failure to perform any covenant or agreement of the Purchaser existing at the time of such termination; and in any such event the terminating party may seek such remedies, including, without limitation, Losses against the other party with respect to any such breach as are provided in this Agreement or are otherwise available in law or equity, (ii) upon termination of this Agreement pursuant to Section 9.1(d) hereof, the Warrantor shall remain liable jointly and severally to the Purchaser for any misrepresentation or breach of warranty or non-fulfillment of or failure to perform any covenant or agreement of the Seller or the Companies existing at the time of such termination, and in any such event the terminating party may seek such remedies, including without limitation, Losses (as defined herein) against the other party with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity; (iii) upon termination of this Agreement pursuant to Section 9.1(f) hereof, the Seller shall immediately pay US $175,000 to the Purchaser, and any late payment shall bear interest at the rate of twelve (12%) percent per annum from the termination date until the amount is paid in full, together with costs of collection, including reasonable attorneys' fees. Without limiting the generality of the foregoing sentence, in the event that this Agreement shall be terminated by the Seller pursuant to Section 9.1(c) hereof or by the Purchaser pursuant to Section 9.1(d) hereof, the party in breach of its covenants, agreements or obligations hereunder shall reimburse the non-breaching party for all costs and expenses resulting from any such breach.

         (b) Except to the extent specifically provided for in this Section 9.2, the agreements contained in Section 5.3, 11.4, 11.11 and 11.12 hereof and the Letter of Intent shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing herein shall require any party to terminate this Agreement, but will give any party the right to waive such condition precedent and proceed with the Acquisition. Notwithstanding the reason for the termination of this Agreement, upon such termination the Company Note shall become due and payable, and the Purchaser shall be entitled to enforce its rights there under and under any related guaranties.

         (c) In the event that a condition precedent to its obligations is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Acquisition.

                                   ARTICLE X
                                 INDEMNIFICATION

         SECTION 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, representations and warranties and agreements of the parties hereto and in the schedules and closing certificates shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of six (6) months from the Closing Date. The right to indemnification, payment of Losses (as defined herein) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants and obligations.

         SECTION 10.2 OBLIGATION OF THE WARRANTOR TO INDEMNIFY. Subject to the limitations set forth in Section 10.5 hereof, in the event the Closing is held, the Seller hereby agrees (and in the event this Agreement is terminated prior to the Closing, the Seller agrees) to indemnify, defend and hold harmless the Purchaser (and its directors, stockholders, officers, employees, affiliates, successors, assigns and Representatives) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties) (collectively, the "Losses") suffered or incurred by the Purchaser or any of the foregoing persons arising out of (i) any breach of the representations, warranties, covenants and agreements of the Seller contained in this Agreement, in the Schedules hereto or in its closing certificates, or (ii) any third party Claim, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, whether commenced before or after the date of this Agreement, arising out of the operation of the Business, or otherwise relating to any of the Companies, prior to the Closing, or otherwise arising out of any act or occurrence prior to, or any state or facts existing as of the Closing; except that the Seller shall not have any obligation under this Section to the Purchaser with respect to Losses arising from the gross negligence or willful misconduct of the Purchaser, its officers, directors, employees or Representatives.

         SECTION 10.3 OBLIGATION OF THE PURCHASER TO INDEMNIFY. Subject to the limitations set forth in Section 10.5 hereof, the Purchaser hereby agrees to indemnify, defend and hold harmless the Seller (and its shareholders, directors, officers, employees, affiliates, successors, assigns and Representatives) (and, in the event this Agreement is terminated prior to the Closing, also the Company and its directors, officers, employees, affiliates and Representatives) from and against any Losses suffered or incurred by the Seller or any of the foregoing persons arising out of (i) any breach of the representations and warranties of the Purchaser or of the covenants and agreements of the Purchaser contained in this Agreement or in the Schedules hereto or any Transaction Documents, or (ii) the operation or ownership of the Business from and after the Closing; except that the Purchaser shall have no obligation under this Section to the Seller (and the Company if applicable) with respect to Losses arising from the gross negligence or willful misconduct of the Seller or the Companies and their respective officers, directors, employees or Representatives.

         SECTION 10.4 NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.

         (a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, Claim, circumstance or Tax Audit which would or might give rise to a Claim or the commencement (or threatened commencement) of any action, proceeding or investigation (the "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt written notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section
10.2 or 10.3 hereof (the "Indemnifying Party"), but the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified Party except to the extent that the Indemnifying Party demonstrates that the defense of such action is prejudiced by the Indemnifying Party's failure to give such notice. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

         (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel reasonably satisfactory to the Indemnitee, any Asserted Liability, unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee, or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense, or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 10.4(b) or fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party, provided that such settlement shall be upon commercially reasonable terms and circumstances. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party is contesting its indemnification obligations hereunder so long as such settlement shall be upon commercially reasonable terms and circumstances. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any out-of-pocket expenses of any Indemnitee for which indemnification is available hereunder shall be included in the Losses for which the Indemnifying Party is responsible.

         SECTION 10.5 LIMITATION ON INDEMNIFICATION; PAYMENT OF INDEMNIFICATION AMOUNTS. The Sellers' and the Purchaser's liability for indemnifiable damages pursuant to this Article X shall accrue but shall not be payable until the total amount of Losses suffered or incurred by the Purchaser or the Seller (and the Company, if applicable), and their respective Indemnitees, as applicable, exceeds in the aggregate US$50,000, and then the Seller (and the Company, if applicable), or the Purchaser, as applicable, shall be responsible for the payment of all indemnifiable damages which may be payable by such party pursuant to this Article X; provided that the aggregate of the sums of any party under this Article X shall be limited to US$625,000. The obligation of the Seller under this Article X shall be satisfied solely from the Options granted to Winfried Klimek under Section 6.2. The obligation of the Purchaser under this
Article X may, at the Purchaser's discretion, be satisfied in shares of Purchaser Common Stock, with the shares valued at the average closing market price for the ten (10) days immediately preceding the date that payment is made.

         SECTION 10.6 LIMITATION ON INDEMNIFICATION. The Seller and the Purchaser agree that neither of them shall indemnify, or hold each other harmless (including their shareholders, directors, officers, employees, affiliates, successors, assigns and Representatives) from and against any Losses suffered or incurred by any of the foregoing parties arising out of or based upon information disclosed, regardless of whether provided in writing or via email (i) during the course of the due diligence procedure or (ii) any information provided to the party affected by such Losses during the negotiations of the Acquisition, which to the Knowledge of the Seller or the Purchaser has been complete, correct and was diligently collected at the date thereof. In the event this Agreement is terminated prior to the Closing, the Company, its directors, officers, employees, affiliates and Representatives shall become third party beneficiaries of this Section 10.6.



                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.1 NOTICES.

         (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand, with an acknowledgment of receipt, or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

              (i) If to Purchaser, to:

                     DISTINCTIVE DEVICES, INC.
                     One Bridge Plaza, Suite 100
                     Fort Lee, New Jersey  07024
                     USA

                     Attention:  Mr. Sanjay Mody, President & CEO
                     Facsimile:  (201) 363-9921
                     with a simultaneous copy to:

                     THELEN REID & PRIEST LLP
                     875 Third Avenue
                     New York, NY  10022
                     USA

                     Attention:  Bruce A. Rich, Esq.
                     Facsimile:  (212) 603-2001

              (ii) If to the Seller or the Company, one copy to:

                     the Seller:

                     MEDIA HILL COMMUNICATION BERATUNGS- UND VERTRIEBS GMBH Andreaestrasse 3
                     30159 Hannover
                     Germany

                     Attention:  Hans-Jurgen Klimek, CEO
                     Facsimile:

                     the Company:

                     GALAXIS TECHNOLOGY AG
                     Steinmetzstrasse 7
                     23556 Lubeck
                     Germany

                     Attention:  Winfried M. Klimek, CEO
                     Facsimile:

         (b) Each such notice or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in Section 11.1(a) (with confirmation of transmission), or (ii) if given by any other means, when delivered at the address specified in Section 11.1(a). Any party by notice given in accordance with this Section 11.1 to the other party may designate another address (or facsimile number) or person for receipt of notices hereunder.

         SECTION 11.2 WAIVERS. The failure or delay of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, representation or warranty.

         SECTION 11.3 INTERPRETATION.

         (a) Unless the context otherwise requires, the terms defined in Section
12.1 hereof shall have the meanings herein specified for all purposes of this Agreement. The language of this Agreement is English, and shall be the language of both parties hereto and shall in all cases be construed according to its fair meaning and not for or against either party. Any notice or other document to be given by reason of this Agreement shall be in the English language. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (b) The Purchaser and the Seller acknowledge that they have been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement or any Transaction Document, such provision shall not be construed against any party because such party or its Representatives were the drafters of any such provision.

         SECTION 11.4 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         SECTION 11.5 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any party without the prior written consent of all the other parties hereto; except that the Purchaser shall have the right to assign all or any portion of its rights and obligations under this Agreement to one or more wholly-owned subsidiaries of the Purchaser.

         SECTION 11.6 NO THIRD PARTY BENEFICIARIES. Except for Section 10.6, this Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, and their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding the foregoing, Lloyds Bank shall be deemed a third party beneficiary entitled to enforce this Agreement as if it were a party hereto with respect to Section 1.3 or any claims arising out of the Pledge Agreement.

         SECTION 11.7 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would result in the event that any provision of this Agreement is not performed in accordance with specific terms or is otherwise breached. It is accordingly agreed that the parties hereto will be entitled to equitable relief including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

         SECTION 11.8 SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         SECTION 11.9 REMEDIES CUMULATIVE. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         SECTION 11.10 ENTIRE UNDERSTANDING. This Agreement (including the Schedules hereto), and the other agreements and certificates entered into in connection with this Agreement, sets forth the entire agreement and understanding of the parties hereto, with respect to the subject matter herein, and supersede all prior agreements, arrangements and understandings (written or oral) among the parties hereto, including the Letter of Intent. This Agreement cannot be amended, modified or terminated except by a writing executed by the parties hereto.

         SECTION 11.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

         SECTION 11.12 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE PARTIES HERETO IRREVOCABLY: (I) AGREE THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF DELAWARE OR THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF DELAWARE, CITY OF WILMINGTON, (II) CONSENT TO THE JURISDICTION OF EACH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, (III) WAIVE ANY OBJECTION WHICH THEY, OR ANY OF THEM, MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS, AND (IV) WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR OTHER LEGAL PROCEEDING. THE PARTIES HEREBY APPOINT CORPORATION SERVICE COMPANY, 2711 CENTERVILLE ROAD, SUITE 400, WILMINGTON, DELAWARE 19808 AS THEIR AGENT FOR SERVICE IN THE STATE OF DELAWARE FOR SERVICE OF PROCESS RELATING TO ANY DISPUTE IF SUCH PARTY DOES NOT OTHERWISE MAINTAIN AN OFFICE IN THE STATE.

         SECTION 11.13 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  ARTICLE XII
                                   DEFINITIONS

         SECTION 12.1 DEFINITIONS.

         (a) The following terms, as used herein, have the following meanings:

         "Agreement" or "this Agreement" means, and the words "herein," "hereof" and "hereunder" and words of similar import refers to, this Agreement and all Schedules hereto as they from time to time may be amended.

         The term "audit" or "audited" when used in regard to financial statements means an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

         "Business Day" means a day that is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Contract" means any contract, agreement, indenture, note, bond, lease for personal or real property, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement resulting in payment obligations of the Companies in excess of Euro 100,000, whether written or oral.

         "Code" means the Internal Revenue Code of 1986, as amended.

         The term "control", with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "GAAP" means generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

         "Knowledge" with respect to (a) any individual means actual knowledge, and (b) any corporation means the actual knowledge of the directors or the executive officers of such corporation; and "Known" and "Knows" has a correlative meaning.

         "Liability" means any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise

(including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

         "Lien" means, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind in respect of or affecting such Asset.

         "Material Adverse Change" means any major change in the business, properties, assets, prospects, condition (financial or otherwise), liabilities or operations of a Person and its Subsidiaries, taken as a whole, which does not occur in the ordinary course of business conducted by the Company on a daily basis.

         "Material Adverse Effect" means a material adverse effect on the business, properties, assets, prospects, condition (financial or otherwise), liabilities or operations of a Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

         "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

         "Receivables" means as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of any of the Companies arising in the ordinary course.

         "SEC" means the U.S. Securities and Exchange Commission.

         "Subsidiary" of a person means any entity of which securities or other ownership interests having ordinary Voting Power to elect a majority of the board of directors, board of managers or other persons performing similar functions are owned directly or indirectly through one or more intermediaries, or both, by the person.

         "Tax Return" means any return or report (including elections, declarations, disclosures, schedules, attachments, estimates and information returns) relating to Taxes required to be supplied to any Tax Authority, and including any amendment thereof.

         "Transaction Documents" means, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

         (b) The following additional terms are defined in the following sections of this Agreement:

        TERM                                            SECTION
        ----                                            -------
        Account Receivable                              3.8(c)
        Asserted Liability                               10.4
        Acquisition                                    Recitals
        Acquisition Shares                                1.2
        Business                                       Recitals
        Claims                                           3.16
        Claims Notice                                    10.4
        Closing                                       Article II
        Closing Date                                  Article II
        Commercial Register Excerpts                      3.5
        Companies                                         3.1
        Companies' Annual Statements                      3.9
        Companies' Financial Statements                   3.9
        Companies' Interim Statements                     3.9
        Companies' Interim Statements Date              3.10(a)
        Companies' Latest Balance Sheet                   3.9
        Companies' Latest Balance Sheet Date           [3.8(b)]
        Companies' Permits                               3.17
        Company                                        Recitals
        Company Note                                      1.2
        Company Share                                  Recitals
        Condition of the Business                     3.10(a)(i)
        Exchange Act                                      4.9
        Fixed Assets                                    3.8(a)
        Governmental Bodies                              [3.4]
        Indemnifying Party                               10.4
        Indemnitee                                       10.4
        Insurance Policies                               3.19
        Laws                                             [4.4]
        Letter of Intent                                5.2(a)
        Lloyds Bank                                      1.3(a)
        Losses                                            10.2
        Major Customers                                 3.13(a)
        Major Suppliers                                 3.13(a)
        Orders                                          3.20(a)
        Pledged Shares                                  1.3(a)
        Premises                                        3.12(a)
        Purchase Price                                    1.2
        Purchaser                                    Introduction
        Purchaser Subsidiary                              4.2
        Purchaser Subsidiaries                            4.2
        Purchaser Common Stock                            4.3
        Purchaser's Financial Statements                  4.7
        Purchaser's Intellectual Property                4.14
        Purchaser's Latest Balance Sheet                 4.15
        Purchaser's SEC Reports                           4.9
        Real Property Leases                            3.12(a)

        Representatives                                 5.2(a)
        Restricted Parties                                7.2
        Reviewed Entities                               5.3(a)
        Securities Act                                  1.3(b)
        Seller                                       Introduction
        Subsidiaries                                   Recitals
        Tax Laws                                        3.18(a)
        Transaction Expenses                              5.6

         (c) Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variations) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day. All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



MEDIA HILL COMMUNICATION BERATUNGS- UND
VERTRIEBS GMBH

By:      /s/ Hans-Jurgen Klimek
         -------------------------
Name:    Hans-Jurgen Klimek
Title:   Chief Executive Officer




DISTINCTIVE DEVICES, INC:


By:      /s/ Sanjay Mody
         -------------------------
Name:    Sanjay Mody
Title:   Chief Executive Officer




THE UNDERSIGNED AGREES TO BE BOUND BY THIS AGREEMENT TO THE EXTENT OF HIS OBLIGATIONS IN SECTION 6.2 (C) OF THIS AGREEMENT.





By:      /s/ Winfried M. Klimek
         -------------------------
Name:    Winfried M. Klimek